                                                                                                       News Release

FOR IMMEDIATE RELEASE:

CONTACT:        Sandra K. Vollman
                Chief Financial Officer
                U.S. Can Corporation
                (630) 678-8000

                                      U.S. CAN REPORTS FIRST QUARTER RESULTS

Lombard,  IL, May 5, 2004-- U.S. Can  reported  that its net sales for its first  quarter  ended April 4, 2004 were
$213.4 million compared to $198.9 million for the  corresponding  period of 2003, a 7.3% increase.  The increase is primarily  due to volume  increases  in the U.S.  Aerosol,  International,  and Paint,  Plastic  and  General  Line
business  segments and the positive  foreign  currency  impact on sales made in Europe,  partially  offset by sales decreases in the Custom and Specialty business segment.

For the first  quarter,  U.S.  Can  reported  gross  income of $22.4  million or 10.5% to sales,  compared to $21.3 million or 10.7% to sales in 2003.  The increase in first  quarter 2004 gross  income  dollars over 2003  primarily relates to volume  related  efficiencies.  The 2004 gross income  percentage  to sales was  negatively  impacted by increased raw material costs  associated  with steel  surcharges and accelerated  depreciation at May  Verpackungen related  to  production  lines  to be  idled in  conjunction  with  the  German  food  can  business  product  line profitability review.

During the first quarter of 2004, the Company  recorded a restructuring  charge of $0.5 million related to position elimination costs in Europe.  The position  eliminations  were part of an early retirement  program in one European facility and headcount reductions associated with the German product line profitability review.

Selling,  general and  administrative  expenses for the first  quarter of 2004 were $10.0  million or 4.7% of sales compared to $9.7 million or 4.9% of sales in the first quarter of 2003.

First  quarter  2004  interest  expense was $12.7  million as compared  to $13.1  million for the first  quarter of
2003.  The decrease in first  quarter 2004  interest  expense is primarily  due to the  expiration of the Company's interest rate  protection  agreements in the fourth quarter of 2003,  partially  offset by higher average  interest rates due to the issuance of the 10 7/8% Senior Secured Notes in July 2003 and higher average borrowings.

Bank  financing  fees for the first  quarter of 2004 were $1.4  million as compared  to $1.0  million for the first quarter of 2003. The first quarter 2004 increase is due to the  amortization  of deferred  financing  costs related to the 10 7/8% Senior Secured Notes offering.

Income tax expense  was $0.3  million for the first  quarter of 2004 versus $0.6  million for the first  quarter of
2003.  During 2002,  the Company  recorded a valuation  allowance as it could not conclude that it was "more likely than not" that all of the  deferred  tax  assets of certain  of its  foreign  operations  will be  realized  in the foreseeable  future.  Accordingly,  the Company did not record an income tax benefit  related to first quarter 2004 and 2003 losses of those operations.

The net loss before  preferred  stock  dividends was $2.5 million for the first quarter of 2004,  compared to a net loss of $4.0 million for the first quarter of 2003.

Earnings before interest,  taxes,  depreciation,  amortization,  special charges relating to our restructurings and certain other  charges and expenses,  as defined under the terms of our Senior  Secured  Credit  Facility  ("Credit
Facility  EBITDA")  was $22.0  million for the first  quarter of 2004 and $20.0  million  for the first  quarter of
2003. The Company  considers  Credit  Facility EBITDA to be a useful measure of its current  financial  performance and its ability to incur and service  debt.  In  addition,  Credit  Facility  EBITDA is a measure used to determine the Company's  compliance  with its Senior Secured Credit  Facility.  The most directly  comparable  GAAP financial measure  to Credit  Facility  EBITDA is net loss from  operations  before  preferred  stock  dividends.  Below is a quantitative reconciliation of the net loss before preferred stock dividends to Credit Facility EBITDA.

                                                                1st Quarter
                                                       -------------------------------
                                                       ------------- --- -------------
                                                           2004              2003
                                                       -------------     -------------
                                                               (in millions)
Net Loss Before Preferred Stock Dividends               $     (2.5)     $      (4.0)

Plus:  Income Tax Provision                                     0.3               0.6
Plus:  Interest Expense                                        12.7              13.1
Plus:  Bank Financing Fees                                      1.4               1.0
Plus:  Depreciation and Amortization                            9.8               8.1
Plus:  Special Charges                                          0.5               1.0
Plus:  Other Add-backs as Specified in
       Lending Agreement                                       (0.2)              0.2
                                                       -------------     -------------
                                                       -------------     -------------
Credit Facility EBITDA                                  $    22.0         $    20.0
                                                       =============     =============

At April 4, 2004,  $42.1 million had been borrowed  under the $110.0  million  revolving loan portion of the Senior
Secured  Credit  Facility.  Letters  of Credit  of $12.7  million  were also  outstanding  securing  the  Company's obligations  under  various  insurance  programs  and other  contractual  agreements.  In addition,  the  Company's reported cash balance was $5.6 million.

U.S. Can  Corporation is a leading  manufacturer  of steel  containers for personal  care,  household,  automotive, paint and industrial  products in the United States and Europe, as well as plastic  containers in the United States and food cans in Europe.

Certain  statements  in this  release  constitute  "forward-looking  statements"  within the meaning of the Federal securities laws. Such statements  involve known and unknown risks and  uncertainties  which may cause the Company's actual  results,  performance  or  achievements  to be materially  different  than future  results,  performance or achievements  expressed  or implied in this  release.  By way of example and not  limitation  and in no  particular order, known risks and uncertainties  include general economic and business conditions;  the Company's  substantial debt and  ability to  generate  sufficient  cash flows to  service  its debt;  the  Company's  compliance  with the financial covenants  contained in its various debt agreements;  changes in market conditions or product demand; the level of cost reduction achieved through  restructuring and capital expenditure  programs;  changes in raw material costs and availability;  downward selling price movements;  currency and interest rate  fluctuations;  increases in the Company's  leverage;  the Company's  ability to effectively  integrate  acquisitions;  changes in the Company's business strategy or development plans; the timing and cost of plant closures;  the success of new technology;  and increases in the cost of compliance with laws and regulations,  including  environmental  laws and regulations.  In light of these and other risks and  uncertainties,  the  inclusion of a  forward-looking  statement in this release should not be regarded as a  representation  by the Company that any future  results,  performance or  achievements will be attained.

                                                       # # #
                                              http://www.uscanco.com

                                                 U.S. CAN CORPORATION
                                               STATEMENT OF OPERATIONS
                                                     (Unaudited)
                                                (Dollars in Thousands)

                                                                          For the Three Months Ended
                                                         --------------------------------------------------------------
                                                                 April 4, 2004                 March 30, 2003
                                                         --------------------------------------------------------------

Net Sales                                                 $             213,428         $           198,890

Cost of Goods Sold                                                      191,033                     177,546
                                                         --------------------------------------------------------------

Gross Income                                                             22,395                      21,344

Selling, General and Administrative Expenses                              9,997                       9,676

Special Charges                                                             522                       1,030
                                                         --------------------------------------------------------------

Operating Income                                                         11,876                      10,638

Interest Expense                                                         12,670                      13,088

Bank Financing Fees                                                       1,378                       1,014
                                                         --------------------------------------------------------------

Loss From Operations Before Income Taxes                                 (2,172)                     (3,464)

Income Taxes                                                                326                         573
                                                         --------------------------------------------------------------

Net Loss Before Preferred Stock Dividends                                (2,498)                     (4,037)
                                                         --------------------------------------------------------------

Preferred Stock Dividends                                                (3,824)                     (3,246)
                                                         --------------------------------------------------------------

     Net Loss                                             $              (6,322)      $              (7,283)
                                                         ==============================================================

                                             U.S. CAN CORPORATION
                                                BALANCE SHEETS
                                   AS OF APRIL 4, 2004 and DECEMBER 31, 2003
                                                  (Unaudited)
                                            (Dollars in Thousands)

                                                                         April 4,             December 31,
                                                                           2004                   2003
                                                                  ----------------------------------------------
ASSETS

Current Assets                                                     $        217,254       $        221,096

Property, Plant and Equipment                                               235,324                243,373

Noncurrent Assets                                                           111,370                112,719
                                                                  ----------------------------------------------

Total Assets                                                       $        563,948       $        577,188
                                                                  ==============================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                                $         153,111      $         161,506

Long-Term Debt                                                               535,511                535,767

Long-Term Liabilities                                                         79,024                 78,865

Preferred Stock                                                              150,779                146,954

Stockholders' Equity                                                        (354,477)              (345,904)
                                                                  ----------------------------------------------

Total Liabilities and Stockholders' Equity                         $        563,948       $        577,188
                                                                  ==============================================